(NASDAQ:OSBC)		Exhibit 99.1

Contact:	J. Douglas Cheatham	For Immediate Release
	Chief Financial Officer	January 20, 2016
(630) 906-5484

Old Second Reports Fourth Quarter 2015 Net Income of $3.8 million

AURORA, IL, January 20, 2016  – Old Second Bancorp, Inc. (the “Company” or “Old Second”) (NASDAQ: OSBC), parent company of Old Second National Bank (the “Bank”), today announced financial results for the fourth quarter of 2015 and the year ended December 31, 2015.  The Company reported net income of $3.8 million for the fourth quarter of 2015, compared to net income of $3.0 million in  the fourth quarter of 2014 and $3.9 million in the third quarter of 2015.  The Company’s net income available to common stockholders of $3.8 million, or $0.13 per diluted share for the fourth quarter of 2015, compared to $1.9 million, or $0.06 per diluted share, in the fourth quarter of 2014.  2014 per share information reflects dividends on the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Series B Stock”).  In 2015 the Company completed redemption of all remaining Series B Stock.  The full year 2015 net income available to common stockholders of $13.5 million or $0.46 per diluted share compared to $11.9 million or $0.46 per diluted share in 2014.

Operating Results

•

Fourth quarter 2015 net income before taxes increased by $1.3 million, or 27.2%, from the fourth quarter of 2014 but decreased approximately 4.0% from the third quarter of 2015.  When compared to the fourth quarter of 2014, the quarter reflects slightly reduced net interest income, improved residential mortgage banking income, meaningfully lower compensation costs and other real estate owned (“OREO”) valuation expense, and no loan loss reserve release.   The net income before tax decrease from the third quarter of 2015 reflects improved residential mortgage banking operating revenue and reduced OREO valuation expense, with these improvements offset by no loan loss reserve release recorded in the fourth quarter.  Third quarter 2015 noninterest income does include a $1.1 million writedown on the now closed branch in Batavia, Illinois.  Fourth quarter 2015 net income available to common stockholders of $3.8 million compares to $3.6 million for the third quarter of 2015 where the third quarter reflects $339,000 of dividends paid in the quarter on the now fully redeemed Series B stock.

•

Noninterest expense of $16.1 million for the fourth quarter of 2015 was 14.2% lower than the results in the fourth quarter of 2014.  OREO expense, net for the fourth quarter of 2015 declined 79.0% from the fourth quarter of 2014.

Capital Ratios

	December 31,	September 30,	June 30,	March 31,
	2015	2015	2015	2015
The Bank's common equity tier 1 capital ratio	14.10%	15.94%	17.49%	16.88%
The Company's common equity tier 1 capital ratio	10.55%	10.26%	9.82%	9.44%
The Bank's total capital ratio	15.23%	17.10%	18.75%	18.14%
The Company's total capital ratio	15.56%	15.36%	17.10%	17.28%
The Company's tier 1 leverage capital ratio	8.69%	8.46%	10.02%	9.82%

•

The Bank ratios shown above exceed levels required to be considered “well capitalized”.  Ratios for December 31, 2015 are estimated.  Bank ratios for December 31, 2015 reflect a $30 million dividend paid to the Company in December, 2015.

Asset Quality & Earning Assets

•	Nonperforming loans declined to $14.6 million at December 31, 2015, from $18.5 million at September 30, 2015, as nonaccrual loans were reduced.
•

OREO assets decreased in the fourth quarter to end at $19.1 million on December 31, 2015, compared to $24.5 million at September 30, 2015.  Valuation writedowns continued in the fourth quarter at a markedly lower level with a quarterly expense of $251,000 compared to $1.1 million in third quarter.

•

Loans decreased from year end 2014 and are essentially unchanged compared to September 30, 2015.  Fourth quarter 2015 average loans (including loans held-for-sale) decreased by $4.1 million from the third quarter of 2015 and by  $5.1 million compared to the fourth quarter of 2014.

•

Securities held-to-maturity at amortized cost total $247.7 million at December 31, 2015.  This total compares to $250.0 million at September 30, 2015, and $259.7 million at December 31, 2014.  December 31, 2015, available-for-sale securities at fair value totaled $456.1 million, which is an increase from $408.8 million at September 30, 2015, and $385.5 million at December 31, 2014.

Management review of the loan portfolio concluded that neither a loan loss reserve release nor a loan loss provision was appropriate in the fourth quarter.

Net Interest Income1

ANALYSIS OF AVERAGE BALANCES,

TAX EQUIVALENT INTEREST AND RATES

(In thousands - unaudited)

	Quarters Ended
	December 31, 2015			September 30, 2015			December 31, 2014
	Average		Rate	Average		Rate	Average		Rate
	Balance	Interest	%	Balance	Interest	%	Balance	Interest	%
Assets
Interest bearing deposits with financial institutions	$13,859	$12	0.34	$18,563	$12	0.25	$19,643	$13	0.26
Securities:
Taxable	674,690	3,819	2.26	642,413	3,471	2.16	619,307	3,691	2.38
Non-taxable (TE)	17,090	179	4.19	19,318	187	3.87	11,412	148	5.19
Total securities	691,780	3,998	2.31	661,731	3,658	2.21	630,719	3,839	2.43
Dividends from Reserve Bank and FHLBC stock	8,451	76	3.60	8,271	76	3.68	9,058	77	3.40
Loans and loans held-for-sale[1]	1,140,308	13,057	4.48	1,144,413	13,415	4.59	1,145,362	13,649	4.66
Total interest earning assets	1,854,398	17,143	3.64	1,832,978	17,161	3.68	1,804,782	17,578	3.83
Cash and due from banks	28,781	-	-	28,999	-	-	31,314	-	-
Allowance for loan losses	(16,598)	-	-	(18,607)	-	-	(23,231)	-	-
Other noninterest bearing assets	202,855	-	-	211,646	-	-	227,729	-	-
Total assets	$2,069,436			$2,055,016			$2,040,594

Liabilities and Stockholders' Equity
NOW accounts	$360,786	$79	0.09	$347,754	$76	0.09	$321,662	$69	0.09
Money market accounts	284,209	70	0.10	291,663	71	0.10	298,134	70	0.09
Savings accounts	248,952	38	0.06	250,031	38	0.06	237,870	37	0.06
Time deposits	409,353	824	0.80	404,896	799	0.78	421,584	896	0.84
Interest bearing deposits	1,303,300	1,011	0.31	1,294,344	984	0.30	1,279,250	1,072	0.33
Securities sold under repurchase agreements	26,569	1	0.01	31,466	1	0.01	27,298	1	0.01
Other short-term borrowings	24,837	10	0.16	14,674	5	0.13	24,946	8	0.13
Junior subordinated debentures	58,378	1,072	7.35	58,378	1,072	7.35	58,378	1,072	7.35
Subordinated debt	45,000	210	1.83	45,000	205	1.78	45,000	199	1.73
Notes payable and other borrowings	500	2	1.57	500	1	0.78	500	4	3.13
Total interest bearing liabilities	1,458,584	2,306	0.63	1,444,362	2,268	0.62	1,435,372	2,356	0.65
Noninterest bearing deposits	445,083	-	-	431,052	-	-	400,001	-	-
Other liabilities	10,488	-	-	9,782	-	-	12,177	-	-
Stockholders' equity	155,281	-	-	169,820	-	-	193,044	-	-
Total liabilities and stockholders' equity	$2,069,436			$2,055,016			$2,040,594
Net interest income (TE)		$14,837			$14,893			$15,222
Net interest income (TE)
to total earning assets			3.17			3.22			3.35
Interest bearing liabilities to earning assets	78.66%			78.80%			79.53%

1 Interest income from loans is shown on a tax equivalent basis as discussed in the table on page 12 and includes fees of $430,000,  $459,000 and $572,000 for the fourth quarter of 2015, the third quarter of 2015 and the fourth quarter of 2014, respectively.  Nonaccrual loans are included in the above stated average balances.

Note: Tax equivalent basis is calculated using a marginal tax rate of 35%.

Net interest and dividend income on a linked quarter basis decreased $54,000.  Quarterly average earning assets increased $21.4 million from the third quarter of 2015 for a total of $1.85 billion,  while yield on earning assets declined slightly.  Year over year fourth quarter average loans, including loans held-for-sale, decreased.

Noninterest Income

				4th Qtr 2015
	Three Months Ended			Percent Change From
(in thousands)	4th Qtr	3rd Qtr	4th Qtr	3rd Qtr	4th Qtr
	2015	2015	2014	2015	2014
Trust income	$1,427	$1,444	$1,579	(1.2)	(9.6)
Service charges on deposits	1,734	1,766	1,725	(1.8)	0.5
Residential mortgage banking revenue	1,759	1,275	1,100	38.0	59.9
Securities (loss) gains, net	-	(57)	262	100.0	(100.0)
Increase in cash surrender value of bank-owned life insurance	381	203	369	87.7	3.3
Debit card interchange income	1,015	1,004	1,035	1.1	(1.9)
Loss on disposal and transfer of fixed assets	24	(1,143)	-	N/A	N/A
Other income	1,069	1,156	1,021	(7.5)	4.7
Total noninterest income	$7,409	$5,648	$7,091	31.2	4.5

Among operating noninterest income categories, residential mortgage banking income shows a solid linked quarter and year over year improvement.  The Company continued to experience good mortgage loan origination results in the quarter by operating effectively in a favorable market environment.  Also, valuation adjustments improved compared to third quarter results.  Cash surrender value of bank-owned life insurance returned to historical levels after third quarter market declines in investment value.  Total noninterest income for the third quarter of 2015 is impacted by the impairment charge related to the closing of a Bank branch in Batavia, Illinois.  Year over year quarterly total noninterest income is modestly improved with stronger residential mortgage banking income being largely offset by lower trust income and deposit service charges.

Noninterest Expense

				4th Qtr 2015
	Three Months Ended			Percent Change From
(in thousands)	4th Qtr	3rd Qtr	4th Qtr	3rd Qtr	4th Qtr
	2015	2015	2014	2015	2014
Salaries	$6,881	$6,843	$7,299	0.6	(5.7)
Bonus	211	238	180	(11.3)	17.2
Benefits and other	1,305	1,179	1,548	10.7	(15.7)
Total salaries and employee benefits	8,397	8,260	9,027	1.7	(7.0)
Occupancy expense, net	1,228	1,156	1,154	6.2	6.4
Furniture and equipment expense	1,254	1,110	1,016	13.0	23.4
FDIC insurance	311	373	615	(16.6)	(49.4)
General bank insurance	298	308	358	(3.2)	(16.8)
Advertising expense	348	434	225	(19.8)	54.7
Debit card interchange expense	383	379	423	1.1	(9.5)
Legal fees	253	279	335	(9.3)	(24.5)
Other real estate owned expense, net	474	977	2,252	(51.5)	(79.0)
Other expense	3,151	2,968	3,362	6.2	(6.3)
Total noninterest expense	$16,097	$16,244	$18,767	(0.9)	(14.2)
Efficiency ratio (defined below)	69.59%	73.73%	74.22%

The efficiency ratio shown in the table above is calculated as noninterest expense, excluding core deposit intangible amortization and OREO expenses, divided by the sum of net interest income on a fully tax equivalent basis, total noninterest income less net gains and losses on securities and with a tax equivalent adjustment on the increase in cash surrender value of bank-owned life insurance.

Noninterest expense decreased on a linked quarter basis reflecting sharply lower OREO valuation expense included in OREO expense, net above.  Major expense categories were flat or down in the fourth quarter 2015 compared to the same period in 2014 most notably in salaries, bonus, benefits and FDIC insurance expense.  Fourth quarter 2015 total noninterest expense was 14.2% lower than the 2014 fourth quarter.

Earning Assets

				December 31, 2015
	Major Classification of Loans as of			Percent Change From
(in thousands)	December 31,	September 30,	December 31,	September 30,	December 31,
	2015	2015	2014	2015	2014
Commercial	$130,362	$120,036	$119,158	8.6	9.4
Real estate - commercial	605,721	609,937	600,629	(0.7)	0.8
Real estate - construction	19,806	23,461	44,795	(15.6)	(55.8)
Real estate - residential	351,007	354,106	370,191	(0.9)	(5.2)
Consumer	4,216	4,005	3,504	5.3	20.3
Overdraft	483	423	649	14.2	(25.6)
Lease financing receivables	10,953	9,697	8,038	13.0	36.3
Other	10,130	10,345	11,630	(2.1)	(12.9)
	1,132,678	1,132,010	1,158,594	0.1	(2.2)
Net deferred loan costs	1,037	902	738	15.0	40.5
	$1,133,715	$1,132,912	$1,159,332	0.1	(2.2)

Fourth quarter loan production continued at the reduced pace previously seen in 2015 leading to essentially unchanged total loans at December 31, 2015 when compared to total loans at September 30, 2015.  A volume increase in Commercial for the quarter is offset by decreases in other categories, most notably in real estate.  Total loans are down $25.6 million from year end 2014.  Management continued to encounter limited loan demand in our core market areas while emphasizing loan quality and transactions that the Company expects will develop as long-term relationships.

The investment portfolio ended the fourth quarter of 2015 at $703.8 million,  an increase from $658.9 million at September 30, 2015 and up from $645.2 million at year end 2014.  Available-for-sale purchases during the fourth quarter included additional student loan asset backed securities as well as municipals and a tax anticipation warrant issued by local school districts.  During the fourth quarter there were sales that resulted in an immaterial realized loss for the quarter.

Asset Quality

In Thousands

	As Of			Percent Change From
	December 31,	September 30,	December 31,	September 30,	December 31,
	2015	2015	2014	2015	2014
Nonaccrual loans	$14,389	$18,224	$26,926	(21.0)	(46.6)
Nonperforming troubled debt restructured loans accruing interest	165	307	154	(46.3)	7.1
Loans past due 90 days or more and still accruing interest	65	-	-	-	-
Total nonperforming loans	14,619	18,531	27,080	(21.1)	(46.0)
Other real estate owned	19,141	24,451	31,982	(21.7)	(40.2)
Total nonperforming assets	$33,760	$42,982	$59,062	(21.5)	(42.8)

30-89 days past due loans	$3,652	$3,358	$2,965
Nonaccrual loans to total loans	1.3%	1.6%	2.3%
Nonperforming loans to total loans	1.3%	1.6%	2.3%
Nonperforming assets to total loans plus OREO	2.9%	3.7%	5.0%

Allowance for loan losses	$16,223	$16,613	$21,637
Allowance for loan losses to loans	1.4%	1.5%	1.9%
Allowance for loan losses to nonaccrual loans	112.7%	91.2%	80.4%

Nonperforming loans consist of nonaccrual loans, nonperforming restructured accruing loans and loans 90 days or greater past due but still accruing.  Total nonperforming loans were $14.6 million at December 31, 2015 compared to $18.5 million at September 30, 2015, and $27.1 million at December 31, 2014.

Classified loans include nonaccrual, performing troubled debt restructurings and all other loans considered substandard,  as shown below.  While decreased by 38.4% from year end 2014, classified loans show a 2.4% increase from September 30, 2015.  Management review of the loan portfolio concluded neither a loan loss provision nor a reserve release was appropriate in the fourth quarter.

				December 31, 2015
	Classified loans as of			Percent Change From
(in thousands)	December 31,	September 30,	December 31,	September 30,	December 31,
	2015	2015	2014	2015	2014
Real estate-construction	$83	$3,803	$4,045	(97.8)	(97.9)
Real estate-residential:
Investor	1,136	806	2,263	40.9	(49.8)
Owner occupied	7,079	7,179	7,343	(1.4)	(3.6)
Revolving and junior liens	3,055	3,599	3,713	(15.1)	(17.7)
Real estate-commercial, nonfarm	10,568	7,354	19,170	43.7	(44.9)
Real estate-commercial, farm	1,272	1,272	-	-	-
Commercial	2,029	616	4,403	229.4	(53.9)
Other	1	1	1	-	-
	$25,223	$24,630	$40,938	2.4	(38.4)

Net Charge-off Summary

Loan Charge-offs, net of recoveries	Three Months Ended
(in thousands)	December 31,	% of	September 30,	% of	December 31,	% of
	2015	Total	2015	Total	2014	Total
Real estate-construction
Homebuilder	$(3)	(0.8)	$(9)	2.3	$(109)	(27.7)
Land	(2)	(0.5)	(4)	1.0	(14)	(3.6)
Commercial speculative	(1)	(0.3)	(190)	48.5	-	-
All other	-	-	(1)	0.3	(3)	(0.8)
Total real estate-construction	(6)	(1.6)	(204)	52.1	(126)	(32.1)
Real estate-residential
Investor	97	24.9	(10)	2.6	(23)	(5.9)
Owner occupied	(91)	(23.3)	163	(41.6)	(9)	(2.3)
Revolving and junior liens	258	66.2	(3)	0.8	416	105.9
Total real estate-residential	264	67.8	150	(38.2)	384	97.7
Real estate-commercial, nonfarm
Owner general purpose	(2)	(0.5)	20	(5.1)	14	3.6
Owner special purpose	(4)	(1.0)	(126)	32.1	111	28.2
Non-owner general purpose	87	22.3	(9)	2.3	(34)	(8.6)
Non-owner special purpose	-	-	(139)	35.5	10	2.5
Retail properties	-	-	-	-	(3)	(0.8)
Total real estate-commercial, nonfarm	81	20.8	(254)	64.8	98	24.9
Real estate-commercial, farm	-	-	-	-	-	-
Commercial	(12)	(3.1)	(112)	28.5	57	14.5
Other	63	16.1	28	(7.2)	(20)	(5.0)
Net (recovery)/charge-off	$390	100.0	$(392)	100.0	$393	100.0

Net charge-offs for the quarter are essentially unchanged from the fourth quarter of 2014.

Deposits

Total deposits were $1.76 billion at December 31, 2015.  That amount reflects an increase from total deposits of $1.72 billion at September 30, 2015 and compares to $1.69 billion at year end 2014.  Demand /Savings / NOW / Money Market balances experienced good increases in volume during in the fourth quarter while time deposits or certificates of deposit reflect a modest decrease for the period.

Borrowings

The Bank’s borrowing at the Federal Home Loan Bank of Chicago (the “FHLBC”) requires the Bank to be a member and invest in the stock of the FHLBC.  As of December 31, 2015, the Bank had $15.0 million outstanding under FHLBC advances compared to $35.0 million and $45.0 million outstanding in advances at September 30, 2015, and December 31, 2014, respectively.    Management borrowed overnight funds under the advance program virtually every day in fourth quarter.

The Company is also indebted on $58.4 million of junior subordinated debentures related to the trust preferred securities issued by its two statutory trust subsidiaries, Old Second Capital Trust I and Old Second Capital Trust II.  As of the date hereof, the Company continues to be current on the payments due on these securities.

Capital

	December 31,	September 30,	June 30,	March 31,
	2015	2015	2015	2015
The Company's common equity tier 1 capital ratio	10.55%	10.26%	9.82%	9.44%
(minimum 4.5% for adequately capitalized)
The Company's tier 1 capital ratio	12.30%	11.96%	14.21%	13.65%
(minimum 6.0% for adequately capitalized)
The Company's total capital ratio	15.56%	15.36%	17.10%	17.28%
(minimum 8.0% for adequately capitalized)
The Company's tier 1 leverage capital ratio	8.69%	8.46%	10.02%	9.82%
(minimum 4.0% for adequately capitalized)

As of December 31, 2015, the Bank’s common equity tier 1 capital ratio of 14.10% and total capital ratio of 15.23% exceeded the minimum capital ratios to be deemed “well capitalized”.  All December 31, 2015 ratios are estimated.  Bank ratios for December 31, 2015 reflect a $30 million dividend paid by the Bank to the Company in December, 2015.

Non-GAAP Presentations: Management has traditionally disclosed certain non-GAAP ratios to evaluate and measure the Company’s performance, including a net interest margin calculation.  The net interest margin is calculated by dividing net interest income on a tax equivalent basis by average earning assets for the period.  Management believes this measure provides investors with information regarding balance sheet profitability.  Consistent with industry practice, management also disclosed other non-GAAP measures in the discussion above and in the following tables.  The efficiency ratio is discussed in the noninterest expense presentation on page 4.  The tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Forward Looking Statements: This report may contain forward-looking statements.  Forward looking statements are identifiable by the inclusion of such qualifications as expects, intends, believes, may, likely or other indications that the particular statements are not based upon facts but are rather based upon the Company’s beliefs as of the date of this release.  Actual events and results may differ significantly from those described in such forward-looking statements, due to changes in the economy, interest rates or other factors.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.  For additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results or cause actual results to differ substantially from those discussed or implied in forward looking statements contained in this release, please review our filings with the Securities and Exchange Commission.

Conference Call

The Company will also host an earnings call on Thursday, January 21, 2016, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). Investors may listen to the Company’s earnings call via telephone by dialing 877-407-8035. Investors should call into the dial-in number set forth above at least 10 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available until 11:59 p.m. Eastern Time (10:59 p.m. Central Time) on February 4, 2016, by dialing 877-660-6853, using Conference ID #: 13627760.

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share data)

	(Unaudited)
	December 31,	December 31,
	2015	2014
Assets
Cash and due from banks	$26,975	$30,101
Interest bearing deposits with financial institutions	13,363	14,096
Cash and cash equivalents	40,338	44,197
Securities available-for-sale, at fair value	456,066	385,486
Securities held-to-maturity, at amortized cost	247,746	259,670
Federal Home Loan Bank and Federal Reserve Bank stock	8,518	9,058
Loans held-for-sale	2,849	5,072
Loans	1,133,715	1,159,332
Less: allowance for loan losses	16,223	21,637
Net loans	1,117,492	1,137,695
Premises and equipment, net	39,612	42,335
Other real estate owned	19,141	31,982
Mortgage servicing rights, net	5,847	5,462
Bank-owned life insurance (BOLI)	58,028	56,807
Deferred tax assets, net	64,552	70,141
Other assets	17,674	13,882
Total assets	$2,077,863	$2,061,787

Liabilities
Deposits:
Noninterest bearing demand	$442,639	$400,447
Interest bearing:
Savings, NOW, and money market	908,598	865,103
Time	407,849	419,505
Total deposits	1,759,086	1,685,055
Securities sold under repurchase agreements	34,070	21,036
Other short-term borrowings	15,000	45,000
Junior subordinated debentures	58,378	58,378
Subordinated debt	45,000	45,000
Notes payable and other borrowings	500	500
Other liabilities	9,900	12,655
Total liabilities	1,921,934	1,867,624

Stockholders’ Equity
Preferred stock	-	47,331
Common stock	34,427	34,365
Additional paid-in capital	115,918	115,332
Retained earnings	114,209	100,697
Accumulated other comprehensive loss	(12,659)	(7,713)
Treasury stock	(95,966)	(95,849)
Total stockholders’ equity	155,929	194,163
Total liabilities and stockholders’ equity	$2,077,863	$2,061,787

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except share data)

	(unaudited)		(unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Interest and dividend income
Loans, including fees	$12,997	$13,580	$53,035	$52,926
Loans held-for-sale	36	41	189	133
Securities:
Taxable	3,819	3,691	14,037	14,131
Tax exempt	116	96	542	472
Dividends from Federal Reserve Bank and Federal Home Loan Bank stock	76	77	306	309
Interest bearing deposits with financial institutions	12	13	55	73
Total interest and dividend income	17,056	17,498	68,164	68,044
Interest expense
Savings, NOW, and money market deposits	187	176	734	738
Time deposits	824	896	3,201	4,500
Other short-term borrowings	11	9	33	19
Junior subordinated debentures	1,072	1,072	4,287	4,919
Subordinated debt	210	199	814	792
Notes payable and other borrowings	2	4	7	16
Total interest expense	2,306	2,356	9,076	10,984
Net interest and dividend income	14,750	15,142	59,088	57,060
Loan loss reserve release	-	(1,300)	(4,400)	(3,300)
Net interest and dividend income after provision for loan losses	14,750	16,442	63,488	60,360
Noninterest income
Trust income	1,427	1,579	5,953	6,198
Service charges on deposits	1,734	1,725	6,820	7,079
Secondary mortgage fees	192	180	907	621
Mortgage servicing (loss) gain, net of changes in fair value	469	(60)	487	209
Net gain on sales of mortgage loans	1,098	980	5,775	3,594
Securities (loss) gain, net	-	262	(178)	1,719
Increase in cash surrender value of bank-owned life insurance	381	369	1,221	1,397
Death benefit realized on bank-owned life insurance	-	-	-	-
Debit card interchange income	1,015	1,035	4,028	3,806
Loss on disposal and transfer of fixed assets	24	-	(1,119)	(121)
Other income	1,069	1,021	5,400	4,714
Total noninterest income	7,409	7,091	29,294	29,216
Noninterest expense
Salaries and employee benefits	8,397	9,027	35,061	36,167
Occupancy expense, net	1,228	1,154	4,749	4,963
Furniture and equipment expense	1,254	1,016	4,430	3,972
FDIC insurance	311	615	1,334	2,170
General bank insurance	298	358	1,273	1,561
Amortization of core deposit	-	-	-	1,177
Advertising expense	348	225	1,340	1,278
Debit card interchange expense	383	423	1,514	1,631
Legal fees	253	335	1,175	1,333
Other real estate expense, net	474	2,252	5,191	6,917
Other expense	3,151	3,362	12,354	12,510
Total noninterest expense	16,097	18,767	68,421	73,679
Income before income taxes	6,062	4,766	24,361	15,897
Provision for income taxes	2,229	1,777	8,976	5,761
Net income	$3,833	$2,989	$15,385	$10,136
Preferred stock dividends and accretion of discount	-	1,077	1,873	5,062
Dividends waived upon preferred stock redemption	-	-	-	(5,433)
Gain on preferred stock redemption	-	-	-	(1,348)
Net income available to common stockholders	$3,833	$1,912	$13,512	$11,855

Basic earnings per share	$0.13	$0.06	$0.46	$0.46
Diluted earnings per share	0.13	0.06	0.46	0.46

Ending common shares outstanding	29,483,429	29,442,508	29,483,429	29,442,508
Weighted-average common shares outstanding	29,482,722	29,442,508	29,476,821	25,300,909
Diluted average common shares outstanding	29,748,028	29,767,508	29,730,074	25,549,193

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Average Balance

(In thousands, except share data, unaudited)

	2014				2015
Assets	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Cash and due from banks	$29,901	$36,827	$32,459	$31,314	$31,744	$29,153	$28,999	$28,781
Interest bearing deposits with financial institutions	23,775	30,333	38,603	19,643	18,022	29,880	18,563	13,859
Cash and cash equivalents	53,676	67,160	71,062	50,957	49,766	59,033	47,562	42,640

Securities available-for-sale, at fair value	371,229	388,309	348,791	368,944	380,180	409,600	410,083	442,909
Securities held-to-maturity, at amortized cost	263,765	264,070	263,832	261,775	258,637	255,293	251,648	248,871
Federal Home Loan Bank and Federal Reserve Bank stock	10,292	10,292	9,085	9,058	9,058	8,409	8,271	8,451
Loans held-for-sale	2,344	2,829	3,758	4,065	4,782	7,880	3,789	3,465
Loans	1,104,065	1,118,089	1,133,379	1,141,297	1,156,662	1,144,605	1,140,624	1,136,843
Less : allowance for loan losses	27,102	25,146	24,492	23,231	21,605	20,546	18,607	16,598
Net loans	1,076,963	1,092,943	1,108,887	1,118,066	1,135,057	1,124,059	1,122,017	1,120,245

Premises and equipment, net	45,972	45,575	45,116	42,516	42,306	41,937	41,572	39,767
Other real estate owned	39,971	39,094	38,757	39,566	32,392	34,637	29,049	22,760
Mortgage servicing rights, net	5,569	5,527	5,522	5,468	5,202	5,416	5,776	5,596
Core deposit intangible, net	916	399	23	-	-	-	-	-
Bank-owned life insurance (BOLI)	55,551	55,894	56,262	56,566	56,927	57,283	57,561	57,775
Deferred tax assets, net	75,387	74,082	71,937	71,628	69,936	67,657	66,174	65,916
Other assets	12,990	12,798	12,615	11,985	11,781	12,309	11,514	11,041
Total other assets	236,356	233,369	230,232	227,729	218,544	219,239	211,646	202,855
Total assets	$2,014,625	$2,058,972	$2,035,647	$2,040,594	$2,056,024	$2,083,513	$2,055,016	$2,069,436

Liabilities
Deposits:
Noninterest bearing demand	$373,711	$389,926	$389,246	$400,001	$405,933	$435,093	$431,052	$445,083
Interest bearing:
Savings, NOW, and money market	852,709	861,735	860,342	857,666	881,714	885,809	889,448	893,947
Time	468,138	457,818	437,597	421,584	418,615	410,066	404,896	409,353
Total deposits	1,694,558	1,709,479	1,687,185	1,679,251	1,706,262	1,730,968	1,725,396	1,748,383

Securities sold under repurchase agreements	24,539	25,224	27,266	27,298	23,437	31,234	31,466	26,569
Other short-term borrowings	4,111	8,681	12,174	24,946	25,722	22,638	14,674	24,837
Junior subordinated debentures	58,378	58,378	58,378	58,378	58,378	58,378	58,378	58,378
Subordinated debt	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000
Notes payable and other borrowings	500	500	500	500	500	500	500	500
Other liabilities	38,966	19,210	11,416	12,177	11,734	10,962	9,782	10,488
Total liabilities	1,866,052	1,866,472	1,841,919	1,847,550	1,871,033	1,899,680	1,885,196	1,914,155

Stockholders' equity
Preferred stock	72,991	54,947	47,331	47,331	36,637	31,553	15,091	-
Common stock	18,840	33,104	34,365	34,365	34,414	34,419	34,422	34,426
Additional paid-in capital	66,241	111,279	115,220	115,263	115,413	115,553	115,692	115,827
Retained earnings	93,508	96,002	98,256	99,553	102,050	105,208	108,858	112,584
Accumulated other comprehensive loss	(7,177)	(6,982)	(5,594)	(7,618)	(7,558)	(6,935)	(8,277)	(11,590)
Treasury stock	(95,830)	(95,850)	(95,850)	(95,850)	(95,965)	(95,965)	(95,966)	(95,966)
Total stockholders' equity	148,573	192,500	193,728	193,044	184,991	183,833	169,820	155,281
Total liabilities and stockholder's equity	$2,014,625	$2,058,972	$2,035,647	$2,040,594	$2,056,024	$2,083,513	$2,055,016	$2,069,436

Total Earning Assets	$1,775,470	$1,813,922	$1,797,448	$1,804,782	$1,827,341	$1,855,667	$1,832,978	$1,854,398
Total Interest Bearing Liabilities	1,453,375	1,457,336	1,441,257	1,435,372	1,453,366	1,453,625	1,444,362	1,458,584

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Statements of Income

(In thousands, except share data, unaudited)

	2014				2015
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Interest and Dividend Income
Loans, including fees	$12,938	$13,046	$13,362	$13,580	$13,218	$13,467	$13,353	$12,997
Loans held-for-sale	25	29	38	41	43	72	38	36
Securities:
Taxable	3,502	3,352	3,586	3,691	3,375	3,372	3,471	3,819
Tax exempt	148	118	110	96	141	163	122	116
Dividends from Federal Reserve Bank and Federal Home Loan Bank stock	76	78	78	77	77	77	76	76
Interest bearing deposits with financial institutions	15	20	25	13	12	19	12	12
Total interest and dividend income	16,704	16,643	17,199	17,498	16,866	17,170	17,072	17,056
Interest Expense
Savings, NOW, and money market deposits	199	188	175	176	179	183	185	187
Time deposits	1,321	1,210	1,073	896	807	771	799	824
Other short-term borrowings	2	3	5	9	9	7	6	11
Junior subordinated debentures	1,387	1,388	1,072	1,072	1,072	1,071	1,072	1,072
Subordinated debt	196	198	199	199	197	202	205	210
Notes payable and other borrowings	4	4	4	4	4	-	1	2
Total interest expense	3,109	2,991	2,528	2,356	2,268	2,234	2,268	2,306
Net interest and dividend income	13,595	13,652	14,671	15,142	14,598	14,936	14,804	14,750
Loan loss reserve release	(1,000)	(1,000)	-	(1,300)	-	(2,300)	(2,100)	-
Net interest and dividend income after provision for loan losses	14,595	14,652	14,671	16,442	14,598	17,236	16,904	14,750
Noninterest Income
Trust income	1,459	1,677	1,483	1,579	1,486	1,596	1,444	1,427
Service charges on deposits	1,720	1,796	1,838	1,725	1,541	1,779	1,766	1,734
Secondary mortgage fees	112	155	174	180	244	281	190	192
Mortgage servicing (loss) gain, net of changes in fair value	(47)	64	252	(60)	(208)	500	(274)	469
Net gain on sales of mortgage loans	662	1,038	914	980	1,623	1,695	1,359	1,098
Securities (losses) gains, net	(69)	295	1,231	262	(109)	(12)	(57)	-
Increase in cash surrender value of bank-owned life insurance	358	366	304	369	354	283	203	381
Debit card interchange income	830	930	1,011	1,035	959	1,050	1,004	1,015
Loss on disposal and transfer of fixed assets	-	-	(121)	-	-	-	(1,143)	24
Other income	1,296	1,160	1,237	1,021	2,083	1,092	1,156	1,069
Total noninterest income	6,321	7,481	8,323	7,091	7,973	8,264	5,648	7,409
Noninterest Expense
Salaries and employee benefits	9,101	9,183	8,856	9,027	9,255	9,149	8,260	8,397
Occupancy expense, net	1,481	1,185	1,143	1,154	1,271	1,094	1,156	1,228
Furniture and equipment expense	983	984	989	1,016	1,001	1,065	1,110	1,254
FDIC insurance	279	627	649	615	273	377	373	311
General bank insurance	489	343	371	358	357	310	308	298
Amortization of core deposit	512	511	154	-	-	-	-	-
Advertising expense	303	459	291	225	205	353	434	348
Debit card interchange expense	378	412	418	423	352	400	379	383
Legal fees	257	409	332	335	223	420	279	253
Other real estate expense, net	1,008	1,650	2,007	2,252	1,352	2,388	977	474
Other expense	2,725	3,289	3,134	3,362	2,864	3,371	2,968	3,151
Total noninterest expense	17,516	19,052	18,344	18,767	17,153	18,927	16,244	16,097
Income before income taxes	3,400	3,081	4,650	4,766	5,418	6,573	6,308	6,062
Provision for income taxes	1,198	1,060	1,726	1,777	1,919	2,444	2,384	2,229
Net income	2,202	2,021	2,924	2,989	3,499	4,129	3,924	3,833
Preferred stock dividends and accretion of discount	1,572	1,348	1,065	1,077	824	710	339	-
Dividends waived upon preferred stock redemption	-	(5,433)	-	-	-	-	-	-
Gain on preferred stock redemption	-	(1,348)	-	-	-	-	-	-
Net income available to common stockholders	$630	$7,454	$1,859	$1,912	$2,675	$3,419	$3,585	$3,833

Basic earnings per share	$0.04	$0.26	$0.06	$0.06	$0.09	$0.12	$0.12	$0.13
Diluted earnings per share	0.04	0.26	0.06	0.06	0.09	0.12	0.12	0.13

The table below provides a reconciliation of each non-GAAP tax equivalent measure to the most comparable GAAP measure for the periods indicated:

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2015	2015	2014	2015	2014
Net Interest Margin
Interest income (GAAP)	$17,056	$17,072	$17,498	$68,164	$68,044
Taxable-equivalent adjustment:
Loans	24	24	28	103	111
Securities	63	65	52	292	255
Interest income - TE	17,143	17,161	17,578	68,559	68,410
Interest expense (GAAP)	2,306	2,268	2,356	9,076	10,984
Net interest income -TE	$14,837	$14,893	$15,222	$59,483	$57,426
Net interest income (GAAP)	$14,750	$14,804	$15,142	$59,088	$57,060
Average interest earning assets	$1,854,398	$1,832,978	$1,804,782	$1,842,644	$1,797,985
Net interest margin (GAAP)	3.16%	3.20%	3.33%	3.21%	3.17%
Net interest margin - TE	3.17%	3.22%	3.35%	3.23%	3.19%

	Three Months Ended
	December 31,	September 30,	December 31,
	2015	2015	2014
Efficiency Ratio
Noninterest expense	$16,097	$16,244	$18,767
Less amortization of core deposit, net	-	-	-
Less other real estate expense, net	474	977	2,252
Adjusted noninterest expense	15,623	15,267	16,515
Net interest income (GAAP)	14,750	14,804	15,142
Taxable-equivalent adjustment:
Loans	24	24	28
Securities	63	65	52
Net interest income (TE)	14,837	14,893	15,222
Noninterest income	7,409	5,648	7,091
Taxable-equivalent adjustment:
Increase in cash surrender value of BOLI - (TE)	205	109	199
Noninterest income - (TE)	7,614	5,757	7,290
Less securities (losses) gain, net	-	(57)	262
Adjusted noninterest income, plus net interest income (TE)	$22,451	$20,707	$22,250
Efficiency ratio	69.59%	73.73%	74.22%